C0000000230 | M

104598

Number

00000000

TESCO CORPORATION

Shares

****0**********
*****0*********
******0********
*******0*******
********0******

INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ALBERTA

THIS CERTIFIES THAT SPECIMEN

CUSIP 88157K101

IS THE REGISTERED HOLDER OF ***0***

ISIN CA88157K1012

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

TESCO CORPORATION

SAMPLE

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Dated: Jun 01, 2011

President and Chief Executive Officer

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(GOLDEN)
TRANSFER AGENT AND REGISTRAR

OR

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA
(CALGARY) (TORONTO)
TRANSFER AGENT AND REGISTRAR

VOID

Sr. Vice President, General Counsel and Corporate Secretary

By ______________________
Authorized Officer

By ______________________
Authorized Officer

VOID

The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Calgary, AB and Toronto, ON and Computershare Trust Company, N.A in Golden, CO.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

CSAE_WIP_TEQQ_C05.MTL.PULLS/000001/00000/i

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common	(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act
TEN ENT	- as tenants by the entireties		
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

____

Insert name and address of transferee

____

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____ the attorney

of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED: ____________________ ____________________ ____________________

Signature of Shareholder Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Until the earlier of Separation Time or the Expiration Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement, dated as of July 9, 1996, as amended and restated on March 14, 2002, May 13, 2005, May 20, 2008 and May 4, 2011, as such from time to time may be amended, restated, varied or replaced, (the "Rights Agreement") between Tesco Corporation (the "Corporation") and Computershare Trust

Company of Canada, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of the Corporation and may be inspected by shareholders of the Corporation during normal business hours. In certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate, without charge, as soon as practicable after the receipt of a written request therefor.

